UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2016 (October 31, 2016)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 1, 2016, Tractor Supply Company (the "Company") issued the press release furnished herewith as Exhibit 99.1 announcing the Company's declaration of a $0.24 cash dividend payable on November 29, 2016 to stockholders of record as of the close of business on November 14, 2016.

The Board of Directors also authorized a $1 billion increase to its existing share repurchase program, bringing the total amount authorized to date under the program to $3 billion. The program, established in February 2007, has also been extended through December 31, 2020.

The share repurchases may be made from time to time in the open market or through privately negotiated transactions at management's discretion, depending on market conditions and other factors, in accordance with the Securities and Exchange Commission and other applicable legal requirements. The authorization for the share repurchase program may be terminated, increased or decreased by the Company’s Board of Directors at any time.

A copy of the Company's press release dated November 1, 2016 announcing the authorization is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired: None
(b) Pro Forma Financial Information: None
(c) Shell Company Transactions: None
(d) Exhibits:

99.1 Press Release of Tractor Supply Company, dated November 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

November 1, 2016	By:	/s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 1, 2016